Exhibit No. 2
                                                                   -------------



                               PURCHASE AGREEMENT

         THIS AGREEMENT is made, effective as of 8:00 a.m. on the 1st day of January 1997, by and between Video Update Canada Inc., an Ontario corporation and wholly owned subsidiary of Video Update Inc., a Delaware corporation having its principal place of business at 3100 World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Video Update" or the "Company"), Video View Ltd., an Alberta corporation having its principal place of business at 6201 46th Avenue, Red Deer, Alberta T4N 6Z1 ("Video View"), and Gordon and Joanne Hillman, individuals residing at 6201 46th Avenue, Red Deer, Alberta T4N 6Z1 (the
"Stockholders") (Video View and the Stockholders are hereinafter referred to collectively as the "Sellers").

                                    RECITALS
                                    --------

         WHEREAS, Video View and the Stockholders own all of the assets used or useful in the video rental business carried out at the 23 stores (the "Stores") listed on the attached Exhibit 1; and

         WHEREAS, Video Update wishes to acquire from Video View and the Stockholders, and Video View and the Stockholders wish to transfer to Video Update, the Assets (as defined below) in exchange for which Video Update shall issue and transfer certain consideration on the terms and conditions set forth below; and

         WHEREAS, the parties intend that this Agreement shall constitute a complete transfer to Video Update of all of the Assets.

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the premises and the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Purchase of Video View Assets.

         1.1 Purchase of Assets. Subject to the terms, provisions and conditions of this Agreement and upon the basis of the representations and warranties made herein, at the Escrow Closing (as defined below) the Sellers shall assign and transfer to Video Update all their right, title and interest in and to the following assets used or usable in connection with the Video View business carried on at the Stores, except as specifically set forth on Schedule 1.1 (the "Assets"):

         (a) All tangible property, wherever located, including without limitation, inventory, leaseholds, leasehold improvements, security systems, racking, fixtures, equipment, furniture, office furnishings, office equipment, computers and peripherals, including but not limited to the assets described on
Schedule 1.1(a);

         (b) All accounts or customer receivables as described on Schedule 1.1(b), all intangible property, including without limitation, patents and applications therefor (if any), all trademarks and trade names, logos, trademark and trade name registrations, servicemark and servicemark








registrations,   all  copyrights,   copyright  registrations,  the  applications
therefor and the licenses thereto (if any), together with all goodwill and the business appurtenant thereto;

         (c)  All trade secrets, "know how", confidential information and data;

         (d) All customer lists, vendor lists, data bases, catalogues, brochures, art work, sales literature, advertising buys, advertising material, promotional material and other selling material related to Video View's customers or marketing efforts;

         (e) Except as set forth on Schedule 1.1(e), all books and records of the Video View business, including, without limitation, all movie rental records, customer credit applications, all invoices, purchase orders, files, documents, papers, computer files and/or other records of any description and in any medium which pertain in any way to the Video View business;

         (f) All rights of Video View under all material agreements as set forth on Schedule 1.1(f) and under all warranties, licenses, governmental permits or licenses of any description, distribution and franchise agreements, equipment leases, sales orders and purchase orders;

         (g) All rights as a member in any cooperative association and/or "buying group" and all supplier information;

         (h) All rights, as licensee or otherwise, to use and employ in its business existing computer systems, together with all associated hardware, software, documentation, computer files and back up files;

         (i) All rights to Video View's telephone number(s), fax number(s), telex address(es) (if any), lock box(es) (if any) and post office box address(es); and

         (j) All other assets, tangible and intangible, wherever located, related to and owned by the Sellers in connection with the Video View business.

         1.2 No Assumption of Liabilities. Video Update shall not be deemed by anything in this Agreement to have assumed any liabilities of the Sellers of any kind, character or nature and the indemnification provisions of Section 4 shall apply with respect to any and all liabilities not expressly assumed by Video Update in this Agreement. Effective on the Release Date, as defined below, Video Update shall assume:

         (a) The employment agreements set forth on, and attached to, Schedule 2.15, and shall assume the employment histories of the personnel listed on
Schedule 2.15 (the "Assumed Employees"). The parties agree that Section 11 of the Employment Standards Act of Alberta shall apply to this Agreement insofar as it relates to the Assumed Employees. Video View shall be responsible for the payment of all salary, holiday pay and all other employment obligations arising from or related to the period preceding the Release Date. With respect to the employees of Video

View that are not listed on Schedule 2.15, Video View shall be solely responsible for retaining or terminating such employees and for the payment of all severance or money in lieu of notice due to such employees, and Video Update shall have no responsibility or liability to such employees or for payment of any money or claims with respect thereto and the indemnification provisions of
Section 4 shall apply with respect to any and all liabilities resulting hereunder; and

         (b) Obligations arising under gift certificates sold, distributed or otherwise by or on behalf of Video View, but solely to the extent that such obligations do not exceed $15,000 (Cdn.) in the aggregate, and, if such obligations do exceed $15,000 (Cdn.), then the indemnification provisions of
Section 4 shall apply with respect to any and all liabilities resulting hereunder.

         1.3      Purchase Price.

         (a)  Consideration.  At the Escrow  Closing Date (as defined in Section
1.4 below), Video Update shall:

                   (i) pay to The Trust Company of Bank of Montreal (the "Escrow Agent") by wire or certified check the sum of (A) Eight Million Dollars ($8,000,000) (Cdn.), from which shall be drawn all amounts necessary to fully discharge the liabilities (the "Escrowed Liabilities") secured by the Personal Property Security Act Registrations and any other similar registrations listed on Schedule 2.1 on the Release Date (as defined below), plus (B) One Hundred Sixteen Thousand Five Hundred Ninety-nine and 48/100 Dollars ($116,599.48) (Cdn.) to be applied as reimbursement to Video View for the pre-payment of rent for the Stores for the month of January 1997 (the "Reimbursement"), all of which shall be held in escrow by the Escrow Agent in accordance with the Escrow Agreement annexed as Exhibit 1.3 (the "Escrow Agreement"); and

                  (ii) arrange for the issuance and delivery to the Escrow Agent of 50,000 shares (the "Video Update Shares") of Class A Common Stock, $.01 par value per share (the "Common Stock"), of Video Update, Inc. ("VUI") registered in accordance with the Seller's written instructions.

         The cash consideration and Video Update Shares referenced herein together with any closing adjustments agreed among the parties in writing shall be the total consideration (the "Purchase Price") for the Assets. Immediately following the Escrow Closing Date, Video Update and the Sellers shall jointly instruct the Escrow Agent to release One Hundred Sixteen Thousand Five Hundred Ninety-nine and 48/100 Dollars ($116,599.48) (Cdn.) to the Sellers in full and complete satisfaction of the Reimbursement.

         (b) Allocation of Purchase Price. The parties agree on the allocation of purchase price set forth in Schedule 1.3(b) for the Assets and neither party shall take any position inconsistent with such allocation with any taxing authority or third party.

         1.4      Closing.

         (a) The signing of this Agreement has taken place by facsimile transmission, on the 31st day of December 1996 (the "Escrow Closing" or "Escrow Closing Date"), notwithstanding the fact that the parties have not yet obtained the approval of Investment Canada for the transaction contemplated by this Agreement (the "Approval"). All proceedings have been taken and all documents have been executed and delivered by all parties at the Escrow Closing and have been deemed to have been taken and executed simultaneously, and no proceedings shall be deemed to have been taken nor any documents executed or delivered until all have been taken, executed and delivered. At the Escrow Closing:

                  (i) The Sellers have delivered to the Escrow Agent all executed documents including without limitation, lease assignments (without the consents of landlords (the "Landlords' Consents"), where applicable) and bills of sale, necessary to transfer all right, title and interest in and to the Assets to Video Update (which documents, together with the documents referenced in Sections 1.4(a) (ii) through
         (vi) below may hereinafter be referred to as the "Closing Documents"), and Video Update has arranged for the issuance and delivery to the Escrow Agent of the Purchase Price on the terms set forth in Section
         1.3 hereof;

                  (ii) The Sellers have delivered to Video Update all documents of the Video View business not previously delivered to Video Update including, without limitation, the unaudited financial statements for the year ended December 31, 1995 and for the period ended November 30, 1996;

                  (iii) The Sellers have delivered an opinion of their counsel dated the Escrow Closing Date in substantially the form set forth in Exhibit A;

                  (iv) Video Update has delivered an opinion of its counsel dated the Escrow Closing Date in substantially the form set forth in Exhibit B.

                  (v)      Video Update and the Sellers have entered into:

                           a. A Management Services Agreement in the form annexed hereto as Exhibit 1.4(a) (the "Management Agreement");

                           b. A lease for the store  located  at  Camrose in the
                  form annexed hereto as Exhibit 1.4(b);

                           c. A lease for each of the stores located at Drumheller, Innisfail, Stettler and Eckville in the form annexed hereto as Exhibit 1.4(c); and

                           d. The Escrow Agreement; and

                  (vi) Video Update and the Sellers have delivered a Goods and Service Tax Election on Form 44 (90/12) in accordance with the provisions of the Excise Tax Act of Canada.

         (b) Following the Escrow Closing, on or before the third business day following the issuance of the Approval, or such other date as agreed upon by the parties in writing (the "Release Date"), the Closing Documents and Purchase Price shall be released from escrow in accordance with the Escrow Agreement and the transactions contemplated herein shall be given full force and effect and the transactions contemplated hereby shall be formally closed, subject to:

                  (i) the fulfillment by the Sellers, or waiver by Video Update, of the following conditions on the Release Date:

                           a. Representations and Warranties of the Sellers to be True and Correct. The representations and warranties of the Sellers set forth in Article Two hereof shall be true and correct in all respects on the Release Date with the same effect as though made at such time, including without limitation, all representations as to liens or encumbrances of or relating to the Assets. The Sellers shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them or it at or prior to the Release Date. The Sellers shall have delivered to Video Update a certificate substantially in the form of Exhibit C hereto, dated the Release Date and signed by the Sellers evidencing compliance with this Section.

                           b. Opinion of Counsel to the Sellers. Video Update shall have received an opinion from counsel to the Sellers, dated the Release Date and in form and substance satisfactory to Video Update in substantially the form of Exhibit A.

                           c. No Material  Change in the Business of Video View.
                  From the date of execution of this Agreement until the Release Date, no material adverse change (individually or in the aggregate) in the business, assets or prospects of Video View shall have occurred. From the date of execution of this Agreement until the Release Date, Video View shall not have made any changes in its Articles of Incorporation, as amended, or by-laws, effected any changes to its owner's equity, issued any additional stock, options, or warrants or made any payments to any party not in the ordinary course of business, including without limitation, bonus or other compensation payments to employees or Sellers, or entered into any material agreement without the prior written consent of Video Update. The Sellers shall have delivered to Video Update a certificate substantially in the form of Exhibit C hereto, dated the Release Date and signed by the Sellers evidencing compliance with this Section.

                           d. Legal  Proceedings.  No action or proceeding by or
                  before any court or any governmental body (including any action by any landlord to terminate or otherwise prevent Video Update from obtaining the use of any Video View store location) shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement that might affect the right of Video Update to own, control or use the Assets after the Release Date or which, either individually or in the aggregate, might be materially adverse to the operations, business, financial condition or prospects of Video View or Video Update The Sellers shall have delivered to Video Update a certificate substantially in the form of Exhibit C hereto, dated the Release Date and signed by the Sellers evidencing compliance with this Section; and

                           e. Release of All Encumbrances and Liens. Video Update shall have received the satisfactory release of all encumbrances or liens applicable to the Assets, including, but not limited to, the release of all Personal Property Securities Act registrations on the Assets, which are further described on Schedule 2.1 annexed hereto.

                  (ii) the fulfillment by Video Update, or waiver by the Sellers, of the following conditions on or before the Release Date:

                           a. Representations and Warranties of Video Update to be True and Correct. The representations and warranties of Video Update under Article Three hereof shall be true and correct in all respects at the Release Date with the same effect as though made at such time. Video Update shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Release Date. Video Update shall have executed and delivered to the Sellers a certificate of Video Update in the form of Exhibit D annexed hereto, each dated the Release Date and signed by an authorized officer to all such effects; and

                           b. Opinion of Counsel to Video Update. The Sellers shall have received an opinion from counsel to Video Update, dated the Release Date and in substantially the form of Exhibit B annexed hereto.

         (c) If Investment Canada issues a final ruling denying the Approval of the transactions contemplated by this Agreement, then the Closing Documents and Purchase Price held by the Escrow Agent shall be released in accordance with the Escrow Agreement and this Agreement shall be terminated and of no further force or effect.

         (d) Where required, Video Update agrees to solicit and obtain the Landlords' Consents from the landlords of the Stores and the Escrow Agent's obligation to release the Closing Documents and the Purchase Price shall not be relieved or diminished in the event that Video Update has not obtained all of the Landlords' Consents (as defined in the Purchase Agreement) on or prior to the date that the Escrow Agent is obligated to release such items. The Sellers agree to use their best efforts to assist and to cooperate with Video Update in its efforts to obtain the Landlords' Consents.

2.       Representations and Warranties of the Sellers

         Each of the Sellers, jointly and severally, represent and warrant to Video Update, upon which representations and warranties Video Update relies, and which representations and warranties shall survive the Escrow Closing, as follows:

         2.1 Ownership of Assets. The Sellers (i) are the sole owners of all of the Assets and (ii) have good and marketable title to the Assets with full and absolute authority to transfer the Assets to Video Update and (iii) none of the Assets is subject to any mortgage, pledges, lien, security interest, lease, charge, encumbrance, objection, claim or joint ownership except as set forth on
Schedule 2.1.

         2.2 Authorization. Video View is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta, and has full power to enter into this Agreement and to consummate the transactions contemplated thereby. This Agreement has been duly and validly authorized, executed, and delivered by each of the Sellers. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which each of the Sellers is a party constitute the valid and legally binding obligations of each of the Sellers, as applicable, enforceable against them in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles. The execution, delivery and performance by the Sellers of this Agreement and the agreements provided for herein, and the consummation by the Sellers of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any by-law, charter, law, rule or regulation applicable to Sellers; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any indebtedness, contract, lease, license, permit, lien, charge or encumbrance upon the properties or assets of Video View pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which any of the Sellers are a party or by which any of the Assets is or may be bound or subject.

         2.3        Audited Financial Statements

         (a) Video View Financial Statements. Annexed as Schedule 2.3(a) are true and complete copies of management's final unaudited financial statements as of December 31, 1995 and November 30, 1996 (the "Financial Statements"). All such financial statements are in accordance with the books and records of Video View, and (i) present fairly and correctly the financial position of Video View as of the respective dates and for the respective periods indicated, (ii) include all required adjustments, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and practices. The parties acknowledge that Video Update will prepare, at its own expense and with the assistance and cooperation of the Sellers, audited financial statements for Video View for the years ended December 31, 1996 and 1995 (the "Audited Statements"). The Sellers represent and warrant that the Audited Statements will not reveal or disclose any material or adverse change in the Assets or in the operations of Video View.

         (b) No Adverse Changes or Undisclosed Liabilities. Except as set forth on Schedule 2.3(b), since December 31, 1995, neither of the following has occurred or arisen, whether or not in the ordinary course of business: (i) any material adverse change in the assets, financial condition, operations or business of Video View, or (ii) any event, condition or state of facts of any character known to the Sellers which might materially and adversely affect the results of operations, business, financial condition or prospects of Video View. Except as set forth on Schedule 2.3(b) no liabilities or obligations, fixed, accrued, contingent or otherwise, exist with respect to or in connection with the Assets that are not fully reflected or provided for on, or disclosed in the notes to, the Financial Statements except liabilities and obligations incurred in the ordinary course of business since December 31, 1995, none of which individually or in the aggregate has been or is materially adverse to the Assets or the operations, business, financial condition or prospects of Video View.
Schedule 2.3(b) sets forth all promotions and promotional activities of Video View, none of which shall obligate Video Update, directly or indirectly, to continue such promotions or provide anything of value in connection with the same after the Release Date.

         2.4 Accounts Receivable; Inventories. Except as set forth on Schedule 2.4, (i) any accounts receivable reflected on the Financial Statements are correctly and accurately stated; (ii) the inventories shown on the Financial Statements and the inventories acquired since December 31, 1995 consist of items of a quantity and quality usable, rentable, or salable in the normal course of the business of Video View; and (iii) the value at which the inventories are carried on the Financial Statements reflect the lower of Video View's cost or net realizable market value.

         2.5        Tax Matters.

         (a) Except as set forth on Schedule 2.5 attached hereto, the Sellers have paid all income taxes, capital gains taxes, withholding taxes, capital taxes, sales and use taxes, goods and services taxes, business taxes, ad valorem taxes, property taxes, excise taxes, customs and import duties, imposts, rates, levies, assessments and fees, and all other taxes of every kind, character or description, including all interest, fines, and penalties relating thereto, imposed by any governmental or quasi-governmental authority, domestic or foreign, whether federal, provincial, state, territorial or municipal (collectively the "Taxes") required to be paid by the Sellers with respect to Video View or the Assets for all periods prior to the Escrow Closing Date. No outstanding assessments, reassessments, notices of determination, or notices of any kind whatsoever, or increases in tax rates with respect to any such Taxes exist. All reports, returns and other documents relating to or covering all such Taxes, which are due or required to be filed at or prior to the date of Escrow Closing have been duly filed or caused to be filed;

         (b) None of the income tax returns for Taxes of Stockholder or Video View has been audited by any taxing authority. No action, suit, proceeding, audit, investigation or claim is pending or to the knowledge of the Sellers are threatened, in respect of any Taxes for which either of the Sellers is liable, nor has any deficiency or claim for any Taxes been proposed or asserted. No waiver of any statute of limitations with respect to any taxation year has been executed by the Sellers; and no agreement, waiver or consent providing for an extension of time with respect to the assessment, reassessment or other determination of any Taxes against the Sellers, and no power of attorney granted by the Sellers with respect to any matters relating to Taxes is currently in force.

         2.6 Required Consents, No Default. Except as described in Schedule 2.6, neither the execution and delivery of this Agreement nor compliance by any of the Sellers with its terms and provisions will require the affirmative consent, approval, order or authorization of or any registration, declaration or filing with any third party or authority. None of the Sellers is in default under (notwithstanding the passage of time or notice) or in violation of any provision of any indenture, mortgage, lease, loan or other agreement to which either is a party or is bound or to which any of their properties are subject.

         2.7 Litigation. Except as set forth on Schedule 2.7 attached hereto (a) no action, suit or proceeding to which either of the Sellers is a party (either as a plaintiff or defendant) is pending or threatened before any court or governmental agency, authority, body or arbitrator and there is no basis for any such action, suit or proceeding; (b) neither of the Sellers nor any officer, director or employee of Video View has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Sellers or Video View; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring either of the Sellers to take any action of any kind with respect to the business, assets or properties of Video View.

         2.8 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm has or will have, as a result of any act or omission of any Seller or any of its affiliates, any right, interest or valid claim against Video Update for any commission, fee or other compensation or similar fee as a finder or broker in connection with the transactions contemplated by this Agreement.

         2.9 Copies of Documents. Upon request, the Sellers will make available or cause Video View to make available for inspection and copying by Video Update or its attorneys or accountants true and correct copies of all documents referred to in this Section or in any schedule or exhibit delivered by any Seller to Video Update in connection with this Agreement and any other agreements and records of Video View that Video Update requests.

         2.10       Intangible Property.

         Schedule 2.10 attached hereto sets forth: (i) a true, correct and complete list and, where appropriate, a description of, all items of intangible property owned by, or used or useful in connection with the business of Video View, including, but not limited to, trademarks, trade secrets, know-how, any other confidential information of Video View, patents, trade names, trade registrations, and applications for any of the foregoing (the "Intangible Property"); and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which Video View is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in Schedule 2.10;

         (a) The Sellers are the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;


         (b) The Sellers have the right and authority to use, and to transfer to Video Update for use after the Closing, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity; and

         (c) there are no outstanding, nor any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 2.10 or with respect to infringement by a third party or any of the Intangible Property.

         2.11 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required to be obtained or made by any Seller in connection with the execution and delivery of this Agreement or the sale and delivery of the Assets, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Escrow Closing, and as disclosed on Schedule 2.6.

         2.12 Compliance with Agreements and Laws. The Sellers have all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, provincial and local authorities necessary to conduct its business as currently conducted (collectively, the "Permits"). The business of Video View as conducted through the date hereof has not violated any federal, provincial local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices). Except as set forth on Schedule 2.12, no Seller has had notice or communication from any federal, provincial or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

         2.13       Employee Relations.

         (a) With respect to the operation of Video View, the Sellers are in compliance with all material federal, state, municipal and provincial laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and it is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

         (b)        Except as set forth on Schedule 2.13 attached hereto:

                    (i) none of the employees of Video View are represented by any labor union;

                    (ii) there is no unfair labor practice complaint against Video View pending before any federal, provincial or local agency; and

                    (iii) there is no pending labor strike or other material labor trouble affecting Video View (including, without limitation, any organizational drive).

         2.14  Absence  of Certain  Changes  or  Events.  Except as set forth on
Schedule 2.14 attached hereto, since December 31, 1995, no Seller has entered into any transaction that is not in the usual and ordinary course of business. Other than as specifically described on Schedule 2.14, neither Seller is a party to any material leases, contracts, franchises or commitments or agreements to enter into any of the same, written or oral, extending beyond the Escrow Closing.

         2.15 Video View Personnel Information. Schedule 2.15 attached hereto is a true and complete list, as of the date of this Agreement, setting forth:

         (a) The names of all persons, if any, holding powers of attorney from the Sellers, and a summary statement of the terms thereof;

         (b) The name and address of each bank or other institution in which Video View has established an account for investment, deposit, checking, savings or borrowing, or through which credit is extended, a brief description thereof, and the names and titles of authorized signers and limits, if any;

         (c) The names and addresses of all employees to be assumed by Video Update and their annual compensation together with their social security numbers and all independent contractors, consultants, subcontractors with whom the Sellers has contracted during the 12 months preceding the date of this Agreement, and the social insurance numbers and their commission and monies owed or paid by the Sellers to such independent contractors, consultants and subcontractors during said 12 month period. Such independent contractors, consultants and subcontractors have been treated as such by the Sellers and have not been and never have been treated as employees of the Sellers for which any withholding taxes or other applicable tax may be due from the Sellers.

         (d) All contracts or terms, whether written or oral, pursuant to which the Sellers has or is receiving services.

         2.16 Disclosure. No representation or warranty by any of the Sellers (individually or collectively) in this Agreement, nor any statement, certificate or Schedule furnished or to be furnished to Video Update by or on behalf of either of the Sellers pursuant to this Agreement nor any document or certificate delivered to Video Update pursuant to this Agreement contains or will contain any untrue or misleading statement of a material fact or omits or will omit to state a material fact reasonably related to the transactions covered by this Agreement, and all such representations and warranties are and on the Escrow Closing will be accurate and complete in all material respects.

3.       Representations and Warranties of Video Update.

         Video Update represents and warrants to the Sellers, upon which representations and warranties the Sellers rely, as follows:

         3.1 Organization and Related Matters. Video Update is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.

         3.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by Video Update have been duly and validly authorized and approved by the Board of Directors of Video Update and no other proceedings on the part of Video Update are necessary to authorize the execution, delivery and performance of this Agreement by Video Update.

4.       Indemnification

         4.1 Subjects Indemnified Against by the Sellers. The Sellers, jointly and severally, agree to defend, indemnify and hold harmless Video Update
(including any director, officer, employee, representative or agent), and its successors and assigns, from and against any and all damages, losses and expenses suffered by Video Update, or any subsidiary or parent of Video Update, resulting from (i) any breach of warranty or agreement or non-fulfillment of any obligation on the part of the Sellers (individually or together) under this
Agreement (including the Schedules to this Agreement), (ii) any misrepresentation in this Agreement or in any Schedule, certificate or other instrument furnished by the Sellers to Video Update hereunder or any failure to state herein or in any such Schedule, certificate or instrument any fact required by the terms hereof or therein to be stated or necessary to be stated in order to make the statements made herein or therein not misleading, and (iii) all demands, assessments, judgments, settlements, reasonable costs and legal and other expenses arising from or in connection with any action, suit, proceeding or claim by any third party resulting in damage or loss to Video Update or any subsidiary or parent of Video Update as a consequence of any such misrepresentation, breach of warranty or nonfulfillment of obligation.

         4.2 Conditions to Indemnification. The obligations and liabilities of the Sellers hereunder with respect to their respective indemnities pursuant to this Section, resulting from any claim or other assertion of liability by third parties, shall be subject to the following terms and conditions:

         (a) Video Update or any of its subsidiaries or its parent seeking indemnification (the "Indemnified Party") shall give the Sellers or Seller, as the case may be (the "Indemnifying Party"), notice in writing within thirty (30) days of (i) any claim or potential claim, (ii) the commencement of any action or proceeding, or (iii) the occurrence of any other event giving rise to indemnification rights under this Section. The individual or corporation receiving notice of such claim, commencement of such action or proceeding or the occurrence of such event shall give the Indemnifying Party written notice of such claim, the commencement of such action or proceeding or the occurrence of such event and, in each case, the basis therefor, provided, however, that failure to give such notice within such thirty (30) day period shall not affect the liability of the Indemnifying Party under this Agreement unless the failure to give such notice within such time period materially adversely affects the Indemnifying Party's ability to defend itself against the claim giving rise to Indemnified Party's claim for indemnification or to cure the default giving rise to such claim. With respect to threatened or asserted claims of third parties, the Indemnifying Party shall have the right to control the defense of such claim by counsel of its own choosing, provided that the Indemnified Party shall have the option at its expense to cooperate in such defense with counsel of its choosing. If the Indemnified Party is named as a party against which claim is asserted or action or proceeding is commenced, the Indemnifying Party shall have the right (i) to defend any such claim, action or proceeding brought by a third party of which notice has been delivered pursuant hereto and, (ii) to compromise or settle such claim, action or proceeding brought by a third party of which notice has been delivered pursuant hereto. In the event that the Indemnified party shall undertake to compromise, settle or defend any such asserted liability, it shall promptly notify the Indemnifying Party of its intention to do so and the terms of such compromise or settlement, and the Indemnifying Party agrees to cooperate in the compromise of, or defense against, any such asserted liability. In any event, the Indemnified Party shall have the right at their own expense to participate in any claim, action or proceeding which is being defended by another party.

         (b) If the Indemnifying Party within thirty days after notice of a claim hereunder fails to defend such claim, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the reasonable expense of and for the account and risk of the Indemnifying Party subject to the right of the Indemnifying Party to cooperate in the defense of such claim at any time prior to the settlement, compromise or final determination thereof.

         (c) The Indemnifying Party will not, without Indemnified Party's written consent, settle or compromise any claim or consent to any entry or judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability with respect to such claim, provided, however, that should the Indemnified Party assume the control of the defense of a claim, the Indemnified Party shall have the authority to settle or compromise any claim or consent to any entry of judgment, without the Indemnifying Party's prior consent.

         4.3 Payment for Indemnification. The Sellers shall pay to Video Update the amount of established claims for indemnification within fifteen (15) days after the establishment thereof (the "Due Date") in cash or by certified check, provided, however, that Video Update shall not seek indemnification from the Sellers for any loss, claim, damage or claim for indemnification resulting from any and all gift certificates, coupons or other similar promotional items issued by, on behalf of or for the benefit of Video View (the "Promotional Liability"), unless and until the amount of the

Promotional Liability exceeds $15,000 (Cdn.) in the aggregate. Video Update may set off the amount of any claim (or cancel shares in respect of such claim) due it from the Sellers against any amount due to the Sellers. Any amounts not paid by the Sellers when due under this Section shall bear interest from the Due Date thereof until the date paid at the lower of eighteen percent (18%) per annum or the highest rate allowed by law.

         4.4 Survival of Indemnification. The indemnification provided in this Section shall survive the Escrow Closing.

         4.5 Intent of Parties. The parties hereto intend for the indemnification provisions of this Section to be construed as a full indemnification in accordance with its terms, notwithstanding the use of any "substantial" or "material" standard contained elsewhere in this Agreement. Any remedies of Video Update shall be cumulative and not exclusive. Specifically, but not by way of limitation, the parties make no attempt to limit any claims based on common law fraud or other similar remedies.

5. Representations and Warranties of the Sellers Regarding the Video Update Shares.

         Each of the Sellers, jointly and severally, represent and warrant to Video Update, upon which representations and warranties Video Update relies, and which representations and warranties shall survive the Escrow Closing, as follows:

         (a) Prohibitions on Transfer. Each Seller acknowledges and agrees that the Video Update Shares issued to such Seller will be held in accordance with the Escrow Agreement and may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until the thirteen (13) month anniversary of the Escrow Closing Date except in accordance herewith.

         (b) Brokers and Finders. No broker or finder has acted for any Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Seller.

         (c) Investment Purposes Only. Each Seller represents that he is acquiring the Video Update Shares for his own account and not for or on behalf of a U.S. Person (as defined in Regulation S promulgated under the Act, as amended) and not with a view to reselling or otherwise distributing such Video Update Shares in violation of any federal, state or provincial securities laws and understands and agrees that the Video Update Shares to be issued hereunder are restricted on transfer and must be held unless (i) they are registered under the Securities Act of 1933, as amended (the "Act") or (ii) an exemption from registration is available, and Video Update has received an opinion of counsel, in form and substance satisfactory to it, to such effect.

         (d) Unregistered Securities. The Sellers (i) acknowledge that the Video Update Shares to be acquired hereunder were not offered to the Sellers in the U.S. and that this Agreement was executed outside of the U.S.; and (ii) understand that the Video Update Shares have not been registered under the Act, or the securities laws of any state or province, in reliance upon specific exemptions from registration thereunder, and agree that such Video Update Shares may be neither sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of in the U.S. or to any U.S. Person for a period of 40 days following their issuance, except in compliance with the Act and applicable state and provincial securities laws and this Agreement. The Video Update Shares issued to the Sellers are being offered and sold pursuant to Regulation S promulgated under the Act, as amended, which permits shares to be issued by Video Update solely to non-U.S. Persons in transactions outside of the U.S., subject to certain terms and conditions. If Regulation S is unavailable, the Sellers understand that it is not anticipated that there will be any market for resale of the Video Update Shares and that it may not be possible for the Sellers to liquidate an investment in the Video Update Shares on an emergency basis. The Sellers acknowledge that the following restrictive legends shall be placed on the reverse side of each certificate representing the Video Update Shares issued pursuant to this Agreement:

                    "The Shares represented by this certificate have been issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Regulation S promulgated thereunder. They have not been registered under the Act or under any state or provincial law and they may not be offered, sold, or transferred in the U.S. or to any U.S. Person (as defined in Regulation
         S), except pursuant to an effective registration statement under the Act and other laws, Regulation S or other applicable exemption from registration under the Act, and may not be offered, sold, transferred, or otherwise disposed of without an opinion of counsel, satisfactory to Video Update, that such disposition may be made without such registration."

                    "The Shares represented by this certificate are also subject to certain "lockup" restrictions pursuant to a Purchase Agreement between the holder and Video Update, dated January 1, 1997."

         (e) Restrictions on Transfer. The Sellers shall not engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the U.S. for the Video Update Shares, or during the Restricted Period (as defined in Regulation S), offer or sell any of the Video Update Shares in the U.S. to or for the benefit or account of any U.S. Person. The Sellers understand that the Video Update Shares are only transferable on the books of Video Update and its transfer agent and that Video Update will not register any transfer of Video Update Shares that it believes in good faith violates applicable federal or state securities law in the U.S. or provincial securities law in Canada or the restrictions set forth herein. Any proposed offer, sale, or transfer of any of the Video Update Shares acquired hereunder during the Restricted Period shall be subject to the condition that the Seller deliver to Video Update: (i) a written certification of the proposed transferee, acceptable in form and substance to Video Update's counsel, that such transferee is not a U.S. Person and is acquiring the shares for such transferee's own account, and (ii) a written opinion of counsel, acceptable in form and substance to Video Update's counsel, to the effect that the offer, sale, or transfer of the Video Update Shares is permissible under Regulation S. The Sellers understand that this resale restriction will continue to apply to the Video Update Shares if disposed of by the Sellers during the Restricted Period and that Video Update will issue appropriate stop-transfer orders for transfers violative of this section.


6.       Registration Rights

         (a)        For purposes of this Section:

                    (i) The term "1933 Act" means the Securities Act of 1933, as amended;

                    (ii) The term "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement (other than in connection with a merger or pursuant to Form S-3, S-4, or S-8 or any other comparable registration statement);

                    (iii) The term "Registrable Securities" means the Video Update Shares issued pursuant to this Agreement and any common stock or other securities of Video Update issued as a dividend or other distribution with respect to, or in exchange, in conversion of or in replacement of, the Video Update Shares;

                    (iv) The term "Holder" means the entity or entities to whom the Registrable Securities are issued pursuant to this Agreement.

         (b) From and after the Release Date and continuing for two (2) years thereafter, on each occasion, if any, that VUI contemplates a public offering of shares of its Common Stock to be registered under the 1933 Act, VUI shall so notify the Holder in writing at least five (5) business days prior to the filing of a registration statement in respect of the offering of its intention to do so. If the Holder gives written notice to VUI, within five (5) business days of the receipt of such notice from VUI, of its desire to have any of the Registrable Securities included in such registration statement, it may, subject to the provisions of this Section, have the Registrable Securities included in such registration statement.

         (c) In the case of any registration effected pursuant to this Section, the Holder shall bear all additional registration and qualification fees and expenses (including underwriters' discounts, commissions and expenses), but not legal, accounting or printing expenses of such registration, with such additional expenses of the registration being borne by all Holders pro-rata on the basis of the amount of securities so registered; provided, however, that if any such cost or expense is attributable solely to one selling Holder and does not constitute a normal cost or expense of such registration, such cost or expense shall be allocated to that selling Holder. In addition, each selling Holder shall bear the fees and costs of any separate counsel it may select.

         (d) Notwithstanding the foregoing, with respect to any underwritten offering, if the managing underwriter or underwriters of any offering, in its sole discretion, determines that the number of Registrable Securities proposed to be included in the registration statement and sold by the Holders would materially and adversely affect the successful marketing of the securities proposed to be registered and sold for the account of VUI, then the number of Registrable Securities to be offered for the account of the Holders shall be reduced (or, if necessary, excluded) to the extent necessary to reduce the total amount of the securities to be included in the offering to the amount recommended by the managing underwriter or underwriters and the securities so included shall be apportioned pro rata among all selling Holders according to the total amount of securities of VUI owned by them.

                    (i) In the case of a registration of which VUI is given notice pursuant to this Section, if such registration is for an underwritten offering and the underwriter determines not to include all of the Registrable Securities requested to be registered in the underwriting, the balance of such shares permitted to be included in the registration shall, at the request of the Holders thereof, and subject to the approval of the managing underwriter, be included in the registration statement, provided that the Holders thereof agree not to dispose of such shares until a date reasonably determined by the underwriter pursuant to a "Lock-Up Agreement" or "Standstill Agreement" in a form satisfactory to the underwriter, provided such "Lock-up Agreement" or "Standstill Agreement" shall not exceed one hundred eighty (180) days. Notwithstanding the foregoing, if a Holder owns five percent (5%) or more of VUI's Common Stock (including shares issuable pursuant to the exercise of Class A Warrants, Class B Warrants, and/or Stock Options that have been granted under the Company's Stock Option Plans) that is issued and outstanding at the time of an offering contemplated in this Section, then such Holder shall agree not to dispose of his shares until a date reasonably determined by the underwriter pursuant to a "Lock-Up Agreement" or "Standstill Agreement" in a form satisfactory to the underwriter, and such "Lock-Up Agreement" or "Standstill Agreement" shall not be subject to the one hundred eighty (180) day limit described above. VUI shall have the right to designate the managing underwriter in respect of a public offering pursuant to this Section.

         (e) Whenever required under this Section to effect the registration of any Registrable Securities, VUI shall:

                    (i) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time, VUI shall in no event be obligated to cause any such registration to remain effective for more than one hundred eighty (180) days.

                    (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                    (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                    (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that VUI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities are to be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro-rata, to the extent required by such jurisdiction.

         (f) It shall be a condition precedent to the obligations of VUI to take any action pursuant to this Section that the Holders agree not to sell, transfer, pledge, hypothecate or encumber the Video Update Shares held by them for a period of thirteen months from the Escrow Closing Date.

         (g) Whenever the Registrable Securities are to be registered pursuant to this Section 6, the Holder shall furnish to VUI such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as VUI or its counsel shall request and as shall be required in connection with the action to be taken by VUI.

         (h) In the event any Registrable Securities are included in a registration statement under this Section:

                    (i) To the extent permitted by law, VUI will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the 1933 Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by VUI of any rule or regulation promulgated under, or any provision of, the 1933 Act applicable to VUI and relating to action or inaction required of VUI in connection with any such registration; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the written consent of VUI (which consent shall not be unreasonably withheld) nor shall VUI be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in connection with registration by any such Holder, underwriter, or controlling person.

                       (ii) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless VUI, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls VUI within the meaning of the 1933 Act, and each agent and any underwriter for VUI (within the meaning of the 1933 Act) against any losses, claims, damages, or liabilities to which VUI or any such director, officer, controlling person, agent, or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities to which VUI or any such director, officer, controlling person, agent, or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished by such Holder for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by VUI or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                       (iii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subsection, notify the indemnifying party who shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this subsection, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

         (i) The registration rights of the Holders under this Section may be transferred to any transferee of any Registrable Securities provided, however, that VUI is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Section are being transferred.

         (j) In consideration for VUI agreeing to its obligations under this Section, the Holders whose Registrable Securities are included in any registration of VUI's securities shall agree, upon the request of the underwriters managing any underwritten offering of VUI's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed ninety (90) days) from the effective date of such registration as the underwriters may specify.

         (k) Notwithstanding anything to the contrary in this Section, VUI shall not be required to register any Registrable Securities that may, at the time such registration would occur, be sold pursuant to Rule 144 under the 1933 Act, or pursuant to any other exemption from registration available under the 1933 Act.

7.       Disclosure of Information.

         (a) With respect to the operations of Video View, each of the Sellers recognizes and acknowledges that (i) all plans, systems, methods, designs, procedures, books and records relating to the operations, personnel and practices (whether instituted or commenced prior or subsequent to the date hereof) of the Video View business, (ii) all other records, documents and information concerning Video View's business activities, practices, and procedures, and any name or style under which it shall have been operated prior or shall operate subsequent hereto, and (iii) any logo or other descriptive or illustrative form thereof, as they may have existed from time-to-time, may constitute valuable, special and unique assets of the business of Video View to be acquired by Video Update. Each of the Sellers therefore covenants and agrees that he or she or it will not, following the date of this Agreement, disclose any part thereof that is confidential, or use or permit to be used any name, style, logo or form to the extent included in the Assets, to or by any person, firm, corporation, association or other entity, for any reason or purpose whatsoever.

         (b) Each of the Sellers acknowledges that the restrictions contained in this Section, in view of the nature of the business in which Video View is engaged, are reasonable and necessary to protect its legitimate interests, and that any violation thereof could result in irreparable injuries to Video Update. Each of the Sellers therefore acknowledges that, in the event of a breach or threatened breach of the provisions of this paragraph by the Sellers, Video Update shall be entitled to request from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining the Sellers from disclosing any such records, documents or information or using or permitting to be used any such name, style, logo or form.

8.       Restrictive Covenant.

         (a) Each of the Sellers agrees that for a period of three (3) years from the Escrow Closing, neither they nor their respective successors or assigns shall engage directly as a principal or indirectly as (i) an advisor, (ii) an agent (whether a salesperson or otherwise), (iii) a broker, or (iv) a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than five percent (5%) interest in any firm, corporation, partnership, trust, association, or other organization, in the sale, rental or service of any asset, part or product rented, sold, offered, featured or otherwise included in the business of Video View prior to the Escrow Closing, in the Province of Alberta.

         (b) Each of the Sellers acknowledges that the restrictions contained in this Section, in view of the nature of the business in which Video Update is engaged, are reasonable and necessary to protect the legitimate interests of Video Update, and that any violation thereof could result in irreparable injuries to Video Update. Video View acknowledges that, in the event of a breach or threatened breach of the restrictions of this Section, by any of the Sellers, Video Update shall be entitled to request from any court of competent jurisdiction, preliminary and permanent injunctive relief restraining it (or its respective successors, assigns, or transferees) from any violation of the foregoing.

         (c) Nothing herein shall be construed as prohibiting Video Update from pursuing any other remedies available for such breach or threatened breach, including recovery of damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, from the Sellers.

         (d) Each of the Sellers acknowledges the intention that Video Update shall have the broadest possible protection of the value of the business of Video Update in the trade areas set forth above (to the extent that the business is actively conducted in any such trade area as of the Escrow Closing) consistent with public policy, and it will not violate the intent of the parties of any court if competent jurisdiction should determine, in an appropriate decree, that, consistent with established precedent of the forum state, the public policy of such state requires a more limited restriction in geographical area or duration of the aforesaid covenant.

9.       General.

         9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Sellers contained herein or in any Schedule or certificate delivered hereunder shall survive the Escrow Closing Date, shall remain in full force and effect and shall be unaffected by any investigation made by Video Update hereunder. All covenants and agreements contained herein which are to be performed or fulfilled after the Escrow Closing Date shall survive and remain in full force and effect.

         9.2 Press Releases. Unless approved in advance by Video Update, neither of the Sellers shall issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as required by law in the opinion of their counsel.

         9.3 Payment of Expenses. Whether or not the transactions contemplated hereby are consummated, Video Update shall pay its own expenses, and the Sellers shall pay their own and Video View's expenses, in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of investment banking firms, agents, representatives, counsel and accountants. Notwithstanding the foregoing, application to Investment Canada for the Approval of the transactions contemplated hereby shall be the responsibility of, and at the expense of, Video Update.

         9.4 Governing Law. Except as set forth below, this Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the internal laws of the Province of Ontario, without regard to its conflict of laws provisions. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. Each of the Sellers consents to the exclusive jurisdiction of the courts of the Province of Ontario, and any federal or provincial court located therein, and to the appropriateness of the venue of such courts, in connection with any dispute which may arise pursuant to this Agreement or is related to the transactions contemplated hereby. Notwithstanding the foregoing, this Agreement, as it relates to securities law matters, shall be governed by the internal laws of the State of Minnesota and the federal laws of the United States and each of the Sellers consents to the exclusive jurisdiction of the courts of the State of Minnesota, and any federal court located therein, and to the appropriateness of the venue of such courts, in connection with any dispute regarding securities law which may arise pursuant to this Agreement.

         9.5 Notices. Any payments, notices or other communications required or permitted hereunder shall be given in writing and deemed to have been properly given if and when delivered personally or sent by facsimile transmission, with printed electronic confirmation of delivery, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         if to Video Update:          Video Update, Inc.
                                      3100 World Trade Center
                                      30 East Seventh Street
                                      St. Paul, Minnesota 55101
                                      Attention:  Daniel A. Potter
                                                        Chief Executive Officer
                                      Fax: (612) 229-9644
         with a copy to:              Lawrence H. Gennari, Esquire
                                      O'Connor, Broude & Aronson
                                      950 Winter Street, Suite 2300
                                      Waltham, Massachusetts  02154
                                      Fax: (617) 890-9261

         if to Sellers:               Video View Ltd.
                                      6201 46th Avenue
                                      Red Deer, Alberta
                                      Canada T4N 6Z1
                                      Attention: Gordon Hillman
                                      Fax: (403) 347-8044

         with a copy to:              Garry M. Boris, Esquire
                                      202-4921 49th Street
                                      Red Deer, Alberta
                                      Canada T4N 1V2
                                      Fax: (403) 346-8661

or such other address as shall be furnished in writing by any party, and any such payment, notice or communication shall be deemed to have been made or given one business day after transmission by facsimile or three business days after the date so mailed (except that a notice of change of address shall not be deemed to have been given until received by the addressee) or on the date of actual receipt, whichever first occurs.

         9.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, provided, however, that no Seller shall assign any of his, her or its rights or delegate any of its obligations hereunder to any party without the prior written consent of Video Update.

         9.7 Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         9.8 Counterparts. This Agreement may be executed originally or by facsimile and in one or more counterparts, all of which together shall considered one and the same agreement.

         9.9 Waiver. The failure of any party to this Agreement at any time or times to required performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

         9.10 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

         9.11 Additional Actions. Video Update and the Sellers agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         9.12 Currency. All figures used in this Agreement and followed by the notation "(Cdn.)" are expressed in Canadian Dollars.

         9.13 Leases. Video Update shall cause Video Update, Inc. to be a party to the indemnity provisions of the lease assignments contemplated hereunder and to the forms of leases attached hereto as Schedules 1.4(b) and 1.4(c).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officer of Video Update and by each of the Sellers as of the day and year first above written.

                                               VIDEO UPDATE CANADA INC.

                                               By:/s/Richard Bedard
                                                  --------------------------
                                                   Richard Bedard
                                                   Executive Vice President



                                               VIDEO VIEW LTD.

                                               By:/s/Gordon Hillman
                                                  --------------------------
                                                   Gordon Hillman
                                                   President



                                               GORDON HILLMAN

                                               /s/Gordon Hillman
                                               -----------------------------



                                               JOANNE HILLMAN

                                               /s/Joanne Hillman
                                               -----------------------------

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------


Exhibit                         Title
-------                         -----
    1                      List of Stores
    1.3                    Escrow Agreement
    1.4(a)                 Management Services Agreement
    1.4(b)                 Form of Lease (Camrose)
    1.4(c)                 Form of Lease (Drumheller, Eckville, Stettler, Innisfail)
    A                      Opinion of Counsel to Video View
    B                      Opinion of Counsel to Video Update
    C                      Release Date Certificate for Video View
    D                      Release Date Certificate for Video Update


Schedule                        Title
--------                        -----
    1.1                    Excluded Assets
    1.1(a)                 Tangible Property
    1.1(b)                 Accounts and Customer Receivables
    1.1(e)                 Books and Records
    1.1(f)                 Material Agreements
    1.3(b)                 Allocation of Purchase Price
    2.1                    Encumbrances on Assets
    2.3(a)                 Financial Statements
    2.3(b)                 Statement of Adverse Changes and Undisclosed Liabilities
    2.4                    Exceptions to Accounts Receivable and Usable Inventory
    2.5                    Exceptions to Tax Payments
    2.6                    Required Consents
    2.7                    Litigation
    2.10                   Intangible Property
    2.12                   List of Violations or Non-compliance with Agreements and Laws
    2.13                   List of Labor Unions, Unfair Practices and other Labor Matters
    2.14                   List of Transactions Not in the Ordinary Course of Business and Contracts
                           Extending Beyond the Escrow Closing
    2.15                   List of Powers of Attorney, Deposit Accounts and Signing Authorities, and
                           of Employees and Service Contracts


    Copies of the Exhibits and Schedules will be provided to the Commission upon request.